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                                                                    Exhibit 99.1
[NEXELL THERAPEUTICS INC.                               Nexell Therapeutics Inc.
LOGO APPEARS HERE]                                                      9 Parker
                                                              Irvine, California
                                                                      92618-1605
                                                                  t.949 470 9011
                                                                  f.949 586 2420
                                                                  www.nexell.com

                              Contact:  Wayne Tyo
                                        949-470-6573
                                        Dawn Martin
                                        949-470-6467
                                        Nexell Therapeutics Inc.

                 Nexell Therapeutics SIGNS DEFINITIVE AGREEMENT
                                  WITH BAXTER

              Company Takes Important Step in Focusing Business on
                        Developing Cellular Therapeutics

IRVINE, CA - August 7, 2001 - Nexell Therapeutics Inc. (Nasdaq: NEXL) announced today that it has entered into a definitive agreement with Baxter Healthcare Corporation to appoint Baxter as worldwide distributor for Nexell's cell processing products, including the Isolex(R) 300i Magnetic Cell Selection System. Through Baxter, the value of Nexell's FDA-approved cell processing technology may be more fully realized. Nexell will continue to focus on clinical development of cellular therapies using its proprietary technology.

"We believe this distribution arrangement will serve the best interests of both our customers and our shareholders," said William A. Albright, Jr., President and Chief Executive Officer, Nexell Therapeutics. "Through this agreement, Baxter's sales and marketing expertise will support current research customers and Nexell's resources will be available to concentrate on development of new cellular therapy products."

Pursuant to the terms of the executed agreement, Baxter will purchase from Nexell certain assets and liabilities of Nexell's cell processing business, as well as worldwide sales, marketing and distribution rights for the related products, for an estimated net purchase price of $4.3 million and royalties on future product sales. In addition, Baxter will offer certain Nexell employees positions with Baxter. Consistent with Nexell's streamlined business plans, Nexell's remaining work force has been reduced by 18 employees. The Company expects closing of the transaction, which is subject to obtaining certain third party consents, to occur by October 1, 2001.
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Nexell Therapeutics Inc.

Located in Irvine, California, Nexell Therapeutics Inc. (Nasdaq: NEXL) is a biotechnology company that is a leader in the modification or enhancement of human immune function and blood cell formation utilizing adult hematopoietic (blood-forming) stem cells and other specially prepared cell populations. Nexell is developing proprietary cell-based therapies that address major unmet medical needs, including treatments for genetic blood disorders, autoimmune diseases, and cancer.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect actual results and could cause results to differ from those contained in the forward-looking statements contained herein are: receipt of third party consents; timely satisfaction of conditions to closing set forth in the definitive agreement; Baxter's continuation of supply under the distribution arrangement; the timely commencement and success of the Nexell's clinical trials, and any additional factors described from time to time in the company's filings with the SEC.

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